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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to this Registration Statement (Form S-3 No. 333-176656) and related Prospectus of Lions Gate Entertainment Corp. for the registration of 22,080,985 common shares and to the incorporation by reference therein of our reports dated May 31, 2011, with respect to the consolidated financial statements and schedule of Lions Gate Entertainment Corp., the effectiveness of internal control over financial reporting of Lions Gate Entertainment Corp., and the consolidated financial statements of TV Guide Entertainment Group, LLC, all included in Lions Gate Entertainment Corp.'s Annual Report (Form 10-K) for the year ended March 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
September 15, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm